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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Adobe Systems Incorporated:

        We consent to the incorporation by reference in the Registration Statements (No. 33-10753, No. 33-18986, No. 33-23171, No. 33-30976, No. 33-36501, No. 33-38387, No. 33-48210, No. 33-63518, No. 33-78506, No. 33-83030, No. 33-83502, No. 33-83504, No. 33-84396, No. 33-86482, No. 33-59335, No. 33-63849, No. 33-63851, No. 333-28195, No. 333-28203, No. 333-28207, No. 333-57589, No. 333-81191, No. 333-87165, No. 333-39524, No. 333-52214, No. 333-57074, No. 333-72424, No. 333-90518, No. 333-108014, No. 333-130104, No. 333-130185, and No. 333-144676) on Form S-8 of Adobe Systems Incorporated of our reports dated January 24, 2008, with respect to the consolidated balance sheets of Adobe Systems Incorporated as of November 30, 2007 and December 1, 2006, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 30, 2007, and internal control over financial reporting as of November 30, 2007, appearing elsewhere in this Form 10-K.

        As discussed in Note 11 and Note 12 to the Consolidated Financial Statements, effective December 3, 2005, the Company adopted the provision of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, and Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements.

/s/ KPMG LLP
Mountain View, California
January 24, 2008

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM